                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Chesapeake Corporation (the "Company") of our report dated February 2, 2001 (except as to information in Notes 2, 3 and 15 to the consolidated financial statements, for which the date was March 2, 2001) relating to the consolidated financial statements, which appears in the Company's 2000 Annual Report, which is incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/S/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Richmond, Virginia
December 17, 2001